Exhibit 1.1
27,000,000 Shares

ZOOMINFO TECHNOLOGIES INC.

CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT
August 3, 2021

August 3, 2021
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
Certain stockholders named in Schedule I hereto (the “Selling Stockholders”) of ZoomInfo Technologies Inc., a Delaware corporation (the “Company”), propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 27,000,000 shares (the “Shares”) of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”). The shares of Class A Common Stock, together with the shares of Class B common stock, par value $0.01 per share, of the Company (the “Class B Common Stock”) and the shares of Class C common stock, par value $0.01 per share, of the Company (the “Class C Common Stock”), to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Stockholder named in Schedule I, the term Selling Stockholder shall mean either the singular or plural.
The Company is the majority member of ZoomInfo Intermediate Holdings LLC, a Delaware limited liability company (“ZoomInfo HoldCo”), which is the sole managing member of ZoomInfo Holdings LLC, a Delaware limited liability company (“ZoomInfo OpCo” and, together with the Company and ZoomInfo HoldCo, the “ZoomInfo Parties”). For the avoidance of doubt, all references to (x) “Subsidiaries” of the Company shall be understood and agreed to refer to subsidiaries of the Company, including ZoomInfo HoldCo and ZoomInfo OpCo, and (y) properties of the Company or any of its Subsidiaries, shall be understood and agreed to refer to the properties of the Company or any of its Subsidiaries, including ZoomInfo HoldCo and ZoomInfo OpCo.
Prior to the execution and delivery of this underwriting agreement (this “Agreement”) and in accordance with the amended and restated limited liability company agreement of ZoomInfo HoldCo (the “ZoomInfo HoldCo LLC Agreement”), the amended and restated limited liability company agreement of ZoomInfo OpCo (the “ZoomInfo OpCo LLC Agreement”) or the amended and restated certificate of incorporation of the Company (the “Amended and Restated Charter”), as applicable, (i) each Selling Stockholder will, as applicable, (a) execute and deliver an election of exchange (each, a “HoldCo Exchange Notice”) to ZoomInfo HoldCo, pursuant to which such Selling Stockholder will make an irrevocable election to exchange certain limited liability company units of ZoomInfo HoldCo (all limited liability company units of ZoomInfo HoldCo, “HoldCo Units”), together with the related cancellation of shares of Class B Common Stock, for an equal number of Shares (a “HoldCo Exchange”), (b) execute and deliver an election of exchange (each, an “OpCo Exchange Notice”) to ZoomInfo OpCo, pursuant to which such Selling Stockholder will make an irrevocable election to exchange certain limited liability company units of ZoomInfo OpCo (all limited liability company units of ZoomInfo OpCo, “OpCo Units”), together with the related cancellation of shares of Class B Common Stock, for an equal number of Shares (a “OpCo Exchange”) or (c) execute and deliver an election of conversion (each such election, together with any OpCo Exchange Notice or HoldCo Exchange Notice, an “Exchange Notice”) to the Company, pursuant to which such Selling Stockholder will make an irrevocable election to convert certain shares of Class C Common Stock, together with the related cancellation of such shares of Class C Common Stock, for an equal number of Shares (a “Class C Conversion”), and (ii) in response to each Exchange Notice, the Company will consummate each OpCo Exchange, HoldCo Exchange or Class C Conversion by issuing the resulting Shares directly to the Underwriters at the Closing Date (as defined below) (such transactions, the “Exchange Transactions”).
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-258408), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, 430B or 430C (“Rule 430 Information”) under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; as used herein, the term “Base Prospectus” means the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information; the prospectus supplement in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), together with the Base Prospectus, is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Class A Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.
For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean, together with the Base Prospectus, any prospectus supplement to the Base Prospectus in preliminary form that describes the Shares and the offering thereof and is used prior to the filing of the Prospectus, “Time of Sale Prospectus” means any preliminary prospectus, together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base

Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the applicable date, and any reference to “amend,” “amendment” or “supplement” with respect to any such terms shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
1.Representations and Warranties of the ZoomInfo Parties. Each ZoomInfo Party, jointly and severally, represents and warrants to and agrees with each of the Underwriters and the Selling Stockholders that:
(a)The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the ZoomInfo Parties. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.
(b) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and the Prospectus, as then amended or supplemented by the Company, if applicable, will, as of the Closing Date comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; the Time of Sale Prospectus does not and, at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus, as of its date, does not contain, as amended or supplemented, if applicable, as of the date of such amendment or supplement will not contain, and, as then amended or supplemented by the

Company, if applicable, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in clauses (i), (iii), (iv) and (v) of this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with (x) information relating to any Underwriter furnished to the Company in writing by or on behalf of any such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(b) hereof, or (y) information relating to any Selling Stockholder furnished to the Company in writing by or on behalf of any such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the Selling Stockholder Information (as such term is defined in Section 2(f) hereof). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus, when they were or hereafter are filed with the Commission, conformed or will conform in all material respects to the requirements of the Exchange Act, and none of such documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)The Company is not and, at the time of filing the Registration Statement and any post-effective amendment thereto and at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares the Company was not, an “ineligible issuer” in connection with the offering pursuant to Rule 164, 405 or 433 under the Securities Act, and at each such time the Company was a well-known seasoned issuer as defined in Rule 405 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the effective date of this Agreement, will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. No free writing prospectus listed on Schedule III hereto included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a free writing prospectus in reliance upon and in conformity with (x) information relating to any Underwriter furnished to the Company in writing by or on behalf of any such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(b) hereof, or (y) information relating to any Selling Stockholder furnished to the Company in writing by or on behalf of any such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the Selling Stockholder Information. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
(d)Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act in connection therewith with which any of them are required to comply.
(e)The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction), except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).
(f)Each Subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction), except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect; and all of the issued shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent that such concepts are applicable in such jurisdiction) and, except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for (i) any such liens or encumbrances arising pursuant to indebtedness or financing arrangements described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) such other liens, encumbrances, equities or claims as would not, singly or in the aggregate, have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit 21.1 to the Registration Statement.
(g)Each ZoomInfo Party has the requisite corporate or limited liability company, as applicable, power and authority to execute, deliver and perform its obligations under this Agreement.
(h)This Agreement has been duly authorized, executed and delivered by each ZoomInfo Party.
(i)This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(j)The authorized capital stock of the Company conforms as to legal matters in all material respects to the descriptions thereof contained in the section entitled “Description of Capital Stock” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(k)As of June 30, 2021, the Company has an authorized capitalization as set forth under the capitalization table in the section entitled “Capitalization” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(l)(i) The issued and outstanding shares of Class A Common Stock (including the Shares) have been duly authorized and are (or, with respect to the Shares, when issued, delivered and paid for in accordance with the terms of this Agreement, will be) validly issued, fully paid and non-assessable (or, in the case of shares of Class A Common Stock that will be issued pursuant to the exercise of outstanding stock options subsequent to the execution of this Agreement but prior to the Closing Date, such shares of Class A Common Stock will be duly authorized and validly issued and will be fully paid and non-assessable at the

Closing Date), and (ii) the issued and outstanding shares of Class B Common Stock and the issued and outstanding shares of Class C Common Stock have been duly authorized and are validly issued, fully paid and non-assessable. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any of its Subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options.
(m)With respect to the stock options granted pursuant to the stock-based compensation plans of the Company and its Subsidiaries (the “Stock Plans”), each grant of a stock option has been made in accordance with the terms of the Stock Plans and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.
(n)The execution and delivery by each ZoomInfo Party of, and the performance by each ZoomInfo Party of its obligations under, this Agreement and the consummation of the Exchange Transactions and the other transactions contemplated by this Agreement will not contravene any provision of applicable law, the charter or by-laws or similar organizational documents of the applicable ZoomInfo Party, any agreement or other instrument binding upon the Company or any of its Subsidiaries (other than, for the avoidance of doubt, the “clear market” provisions of the underwriting agreement entered into in connection with the Company’s initial public offering, to the extent waived as required thereunder with respect to the offering of the Shares) or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except any such contravention that, in the case of clauses (i), (iii) and (iv), would not, singly or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by any ZoomInfo Party of its obligations under this Agreement and the consummation of the Exchange Transactions and the other transactions contemplated by this Agreement, except for (i) registration under the Securities Act of the Shares, (ii) such as shall have been obtained or waived prior to the date of this Agreement, except where the failure to obtain such consents, approvals, authorizations, orders or qualifications would not impair, in any material respect, the consummation by the ZoomInfo Parties of the transactions contemplated by this Agreement and would not, singly or in the aggregate, have a Material Adverse Effect, (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (iv) such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the purchase and distribution of the Shares by the Underwriters.
(o)Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property or asset of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, singly or in the aggregate, have a Material Adverse Effect or materially affect the power or ability of any ZoomInfo Party to perform its obligations under this Agreement.
(p)Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except where such restrictions would not, singly or in the aggregate, have a Material Adverse Effect, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of Company.
(q)There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(r)There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, or governmental investigations, to the knowledge of the Company, pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, have a Material Adverse Effect or a material adverse effect on the power or ability of any ZoomInfo Party to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration

Statement, the Time of Sale Prospectus and the Prospectus or that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
(s)Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
(t)The Company is not and, after giving effect to the offering will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
(u)The Company and its Subsidiaries are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. None of the Company or any of its Subsidiaries is responsible for any costs or liabilities under any applicable Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.
(v)Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as have been validly waived or complied with in connection with the sale of the Shares contemplated hereby, there are no contracts, agreements or understandings between any ZoomInfo Party and any person granting such person the right to require any ZoomInfo Party to file a registration statement under the Securities Act with respect to any securities of a

ZoomInfo Party or to require any ZoomInfo Party to include such securities with the Shares registered pursuant to the Registration Statement.
(w)(i) None of the Company or any of its Subsidiaries, or any director or officer thereof, or, to the knowledge of the Company, any agent, controlled affiliate, employee or representative of the Company or of any of its Subsidiaries or controlled affiliates, has taken any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or, knowingly, indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; and (ii) the Company and each of its Subsidiaries has conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.
(x)The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance, in all material respects, with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any its Subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(y) None of the Company, any of its Subsidiaries or any director or officer thereof, or, to the knowledge of the Company, any agent, controlled affiliate, employee or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:
(A)the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her

Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”); or
(B)located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).
(ii)For the past five years, the Company and each of its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not knowingly engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(z)Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, or entered into any material transaction, no ZoomInfo Party has purchased any of its outstanding capital stock (other than from its employees or other service-providers in connection with the termination of their service pursuant to equity compensation plans or agreements or in connection with the exercise of a ZoomInfo Party’s right of first refusal upon a proposed transfer) or declared, paid, set aside for payment or otherwise made any dividend or distribution of any kind on its capital stock (other than ordinary and customary dividends, including tax distributions) and there has not been any material change in the capital stock (other than the exercise or settlement of equity awards or grants of equity awards or forfeiture of equity awards outstanding as of such respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, in each case granted pursuant to the equity compensation plans described in the Registration Statement, the Time of Sale Prospectus and the Prospectus), shortterm debt or longterm debt of the Company and its Subsidiaries, taken as a whole, and none of the Company or any of its Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Subsidiaries, taken as a whole, and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(aa)The Company and its Subsidiaries own or lease all such properties as are necessary for the conduct of the operations, in all material respects, of their respective businesses as presently conducted. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than Intellectual Property (as defined below), which is addressed exclusively in Section 1(bb)

below) owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such as are described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, such as do not materially diminish the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries, taken as a whole, or such other liens, encumbrances and defects as would not, singly or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(ab)(w) The Company and its Subsidiaries own or have a license or other right to use all material patents, patent rights inventions, copyrights, databases and copyrightable works, knowhow (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, domain names and all other material intellectual property and proprietary rights anywhere in the world, and all applications and registrations of the foregoing (collectively, “Intellectual Property”), employed by them in connection with the business; (x) the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate, dilute or violate any Intellectual Property of any person; (y) none of the Company or any of its Subsidiaries has received any notice of any infringement, misappropriation, dilution or violation of any Intellectual Property rights of others; and, (z) to the knowledge of the Company, the material Intellectual Property of the Company and its Subsidiaries is not being infringed, misappropriated, diluted or violated by any person (in the case of clauses (x) and (y), in a manner that would reasonably be expected to result in either material damages or costs or equitable relief that would materially affect the operations of the business or use of the products and services of the Company or its Subsidiaries).
(ac)Except as would not, singly or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries are and have been in compliance in with all applicable licenses with respect to third-party components that constitute computer software and programs (including all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, including statements in human readable form, such as comments and definitions, that are generally formed and organized according to the syntax of a computer or programmable logic programming language, and such statements in batch or scripting languages), text, diagrams, descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, microcode and implementations, development tools, templates, menus, buttons and icons, application programming interfaces and all other documentation (including user manuals) and program architecture and other training documentation related to any of the foregoing (collectively, “Software”) that is licensed pursuant to (i) any license that is, or is substantially similar to, a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses (which licenses shall include all versions of GNU GPL, GNU LGPL, GNU Affero GPL, MIT license, Eclipse Public License, Common Public License, CDDL, Mozilla Public License, BSD license and Apache license) and any “copyleft” license or any other license under which such Software or other materials are distributed or licensed as “free software,” “open source software” or under similar terms, and/or (ii) any license of an item of Software that requires or that conditions any rights granted in such license upon: (x) the disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form); (y) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no charge; or (z) a requirement that any other licensee of the Software be permitted to modify, make derivative works of, or reverse-engineer any such other Software (each of clauses (x), (y) and (z), a “Reciprocal License”). No Software that is a third-party component is governed by a Reciprocal License.
(ad)The Company and each of its Subsidiaries have complied and are presently in compliance with their respective posted privacy policies, applicable legal obligations (including, to the extent applicable, the European Union General Data Protection Regulation and the California Consumer Privacy Act) and contractual obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its Subsidiaries of personally identifiable, confidential or regulated data and databases (“Data Security Obligations,” and such data processed or stored by or on behalf of the Company and its subsidiaries, “Data”), except in each case to the extent that the failure to do so would not, singly or in the aggregate, have a Material Adverse Effect. None of the Company or any of its Subsidiaries has received any written notification of or written complaint regarding, or is aware of any material facts that would, singly or in the aggregate, reasonably indicate non-compliance by the Company or any of its Subsidiaries with any Data Security Obligation. There is no action, suit or proceeding by or, to the Company’s knowledge, threatened alleging any non-compliance by the Company or any of its Subsidiaries with respect to any Data Security Obligation.
(ae)The Company and each of its Subsidiaries has taken technical and organizational measures to maintain, backup, protect and recover the information technology systems and equipment, computers, systems, databases, networks, hardware, software, websites and applications (collectively,

“IT Systems”) and Data controlled by the Company or such Subsidiaries and used in connection with the operation of the businesses of the Company or such Subsidiary, that are commercially reasonably or as required by applicable regulations. The IT Systems operate and perform in all material respects as required in connection with the operation of the businesses of the Company and its Subsidiaries as currently conducted, and, to the knowledge of Company, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Without limiting the foregoing, the Company and its Subsidiaries have established and maintained information technology, information security, cyber security and data protection safeguards, controls, policies and procedures to protect against and prevent breach, violation, outage and unauthorized disclosure, use or access of any IT System controlled by the Company and its Subsidiaries and used in connection with the operation of the businesses of the Company and its Subsidiaries, or notifications of the same (a “Breach”). There are no incidents under internal review or investigations relating to any Breach; each of the Company and its Subsidiaries has no knowledge of any event or condition that could result in a Breach; and to the knowledge of the Company, there has been no such Breach, and none of the Company or any of its Subsidiaries has been notified of any such Breach (in the case of each of , and , other than those that were or will be resolved without (i) material cost and liability and (ii) to the extent applicable, the duty to notify any person). There is no action, suit or proceeding by or before any court or governmental agency, authority or body pending alleging any Breach by the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received any threat in writing thereof.
(af)No material labor dispute with the employees of the Company or any of its Subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is contemplated, threatened or imminent; and no ZoomInfo Party is aware of any existing, contemplated, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would, singly or in the aggregate, have a Material Adverse Effect. None of the Company or any of its Subsidiaries is party to any collective bargaining agreement with respect to any employees of the ZoomInfo Parties or any of their respective Subsidiaries.
(ag) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which a ZoomInfo Party or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that would be regarded as a single employer with a ZoomInfo Party under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; no ZoomInfo Party or any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA; and no material increase in the aggregate amount of contributions required to be made to all Plans by a ZoomInfo Party or its Controlled Group affiliates in the current fiscal year of such ZoomInfo Party and its Controlled Group affiliates has occurred or is reasonably likely to occur compared to the amount of such contributions made in such ZoomInfo Party’s and its Controlled Group affiliates’ most recently completed fiscal year; except, in each case, with respect to the events or conditions set forth in clause (i) through (v) hereof, as would not, singly or in the aggregate, have a Material Adverse Effect.
(ah)The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the reasonable judgment of the ZoomInfo Parties, prudent and customary in the businesses in which they are engaged; none of the Company or any of its Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company or any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, in each case other than as would not, singly or in the aggregate, have a Material Adverse Effect.
(ai)The Company and its Subsidiaries, taken as a whole, possess all licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such licenses, certificates, authorizations and permits, or make such declarations and filings, would not, singly or in the aggregate, have a Material Adverse Effect; and none of the Company or any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
(aj)The financial statements (including the related notes thereto) included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply in all material respects with the applicable requirements of the

Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the entities purported to be shown thereby as of the dates shown and the results of their operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby. The other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated Subsidiaries and presents fairly the information shown thereby. All disclosures included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The industry-related and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data is consistent with the sources from which they are derived, in each case in all material respects.
(ak)KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).
(al)The Company and its Subsidiaries on a consolidated basis maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that has been reasonably designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide, and that is sufficient to provide, reasonable assurance that: transactions are executed in accordance with management’s general or specific authorizations; transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; access to assets is permitted only in accordance with management’s general or specific authorization; the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the ZoomInfo Parties’ internal control over financial reporting (whether or not remediated) and (y) no change in the ZoomInfo Parties’ internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the ZoomInfo Parties’ internal control over financial reporting (it being understood that subsections (x) and (y) shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act as of an earlier date than it would otherwise be required to so comply under applicable law). Since the date of the most recent balance sheet of the Company reviewed or audited by KPMG LLP, the Company has not been advised of or become aware of: (i) any significant deficiencies and material weaknesses not previously disclosed to the Company’s auditors and audit committee in the design or operation of internal controls over financial reporting that have adversely affected or are reasonably likely to adversely affect the ZoomInfo Parties’ ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company and its Subsidiaries.
(am)The Company and its Subsidiaries on a consolidated basis maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officers by others within those entities; and, other than as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, such disclosure controls and procedures are effective.
(an)No ZoomInfo Party has sold, issued or distributed any equity interests during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(ao)None of the Company or any of its Subsidiaries or controlled affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
(ap)The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed and have paid all taxes required to be paid by them (except for cases in which the failure to file would not, singly or in the aggregate, have a Material Adverse Effect, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the ZoomInfo Parties), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which, singly or in the aggregate, has had (nor, to the knowledge of the Company or any of its Subsidiaries, has any tax deficiency assessment which could reasonably be expected to be determined adversely to the Company or its Subsidiaries been threatened that would have) a Material Adverse Effect.
(aq)The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(ar)From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).
(as)The Company has not alone engaged in any Testing-the-Waters Communication with any person and has not authorized anyone other than you, as the representatives of the several Underwriters (the “Representatives”), to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, complied in all material respects with the Securities Act and did not as of its date and, when taken together with the Time of Sale Prospectus, at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(at)No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Time of Sale

Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(au)No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers or stockholders of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Prospectus.
(av)None of the Company or any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
2.Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represents and warrants to and agrees with each of the Underwriters and the ZoomInfo Parties that:
(a)This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.
(b)The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the consummation of the Exchange Transactions and the other transactions contemplated by this Agreement by such Selling Stockholder will not contravene any provision of (i) applicable law, (ii) with respect to each Selling Stockholder other than a natural person, the charter or by-laws or similar organizational documents of such Selling Stockholder, (iii) any agreement or other instrument binding upon such Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except any such contravention that, in the case of clauses (i), (iii) and (iv), would not, singly or in the aggregate, impair in any material respect the ability of any such Selling Stockholder to consummate its obligations hereunder; and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Stockholder of its obligations under this Agreement and the consummation of the Exchange Transactions and the other transactions contemplated by this Agreement, except for (i) registration under the Securities Act of the Shares, (ii) such as shall have been obtained or waived prior to the date of this Agreement, except where the failure to obtain such consents, approvals, authorizations, orders or qualifications would not impair, in any material respect, the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by FINRA and (iv) such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the purchase and distribution of the Shares by the Underwriters.
(c)Such Selling Stockholder will have, after giving effect to the applicable Exchange Transactions, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder on the Closing Date, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.
(d)Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8303 of the UCC, (B) under Section 8501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its Amended and Restated Charter, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to Section 8-501 of the UCC.
(e)Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
(f) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Time of Sale Prospectus does not and, at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus, as of its date, does not contain, as amended or supplemented, if applicable, as of the date of such amendment or supplement will not contain, and, as then amended or supplemented by the Company, if applicable, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) when they were or are filed with the Commission, none of the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph apply only to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with information relating to any Selling Stockholder furnished to the Company in writing by or on behalf of any such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Selling Stockholder consists only of (i) the legal name, address and the number of shares owned by such Selling Stockholder and (ii) the other information (excluding percentages) with respect to such Selling Stockholder which appears in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” in the Registration Statement, the Time of Sale Prospectus or the Prospectus (the “Selling Stockholder Information”).
(g)Other than the Registration Statement, the preliminary prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any free writing prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents identified in Schedule III hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.
(h)With respect to each Selling Stockholder other than a natural person, such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization.
(i)With respect to each Selling Stockholder other than a natural person, such Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.
(j)Such Selling Stockholder specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder, or in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other event should occur, before the delivery of the Shares hereunder, book-entry entitlements representing such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement.
3.Agreements to Sell and Purchase. Each Selling Stockholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Stockholder at $54.75 a share (the “Purchase Price”) the number of Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Shares to be sold by such Selling Stockholder as the number of Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Shares.
4.Terms of Public Offering. The Company and the Selling Stockholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Stockholders are further advised by you that the Shares are to be offered to the public initially at $55.25 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.50 a share under the Public Offering Price. The Company and the Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.
5.Payment and Delivery. Payment for the Shares to be sold by each Selling Stockholder shall be made to such Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on August 6, 2021, or at such other time on the same or such other date, not later than August 13, 2021, as shall be agreed upon in writing by the Company and you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
The Shares shall be registered in such names and in such denominations as you shall request not later than one full business day prior to the Closing Date. The Shares shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes payable in connection with the transfer of the Shares and (ii) any withholding required by law.
6.Conditions to the Underwriters’ Obligations. The obligations of the Selling Stockholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:15 p.m. (New York City time) on the date hereof.
The several obligations of the Underwriters are subject to the performance by the ZoomInfo Parties and each of the Selling Stockholders of their covenants and obligations hereunder and the following further conditions:
(a)The representations and warranties of the ZoomInfo Parties and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date in all material respects (except to the extent already qualified by materiality or Material Adverse Effect, in which case, such representations and warranties shall be true and correct in all respects); and the statements of the ZoomInfo Parties and the Selling Stockholders and each of their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date in all material respects (except to the extent already qualified by materiality or Material Adverse Effect, in which case, such representations and warranties shall be true and correct in all respects).
(b)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)no order suspending the effectiveness of the Registration Statement or the Base Prospectus shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;
(ii)there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus that, in your judgment, is so material and adverse that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus; and
(iii)there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its Subsidiaries by any “nationally recognized rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.
(c)The Underwriters shall have received on the Closing Date (x) a certificate, dated the Closing Date and signed by an executive officer of each ZoomInfo Party on behalf of such ZoomInfo Party, to the effect set forth in Section 6(b) hereof and to the effect that the representation and warranties of the ZoomInfo Parties contained in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality or Material Adverse Effect, in which case, such representations and warranties shall be true and correct in all respects) as of the Closing Date and that each ZoomInfo Party has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, and (y) a certificate of each Selling Stockholder, dated the Closing Date and signed by an executive officer of each Selling Stockholder on behalf of such Selling Stockholder, to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality or Material Adverse Effect, in which case, such representations and warranties shall be true and correct in all respects) as of the Closing Date and that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. Each officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened, if applicable.
(d)The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, outside counsel for the ZoomInfo Parties, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
(e)The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
(f)The Underwriters shall have received on the Closing Date an opinion from each of: (w) Goodwin Procter LLP, counsel for TA AP VII-B DO Subsidiary Partnership, L.P.; TA Atlantic and Pacific VII-A, L.P.; TA Atlantic and Pacific VII-B, L.P.; TA Investors IV, L.P.; TA SDF III DO AIV, L.P.; TA SDF III DO AIV II, L.P.; TA SDF III DO Feeder, L.P.; TA XI DO AIV, L.P.; TA XI DO AIV II, L.P.; and TA XI DO Feeder, L.P. (the “TA Selling Stockholders”); (x) (i) Debevoise & Plimpton LLP, special New York counsel for Carlyle Partners VI Dash Holdings, L.P. (the “Carlyle Selling Stockholder”); and (ii) Richards, Layton & Finger, PA, special Delaware counsel for the Carlyle Selling Stockholder; (y) Sidley Austin LLP, counsel for 22C Magellan Holdings LLC, 22C DiscoverOrg MM LLC, 22C Capital I-A, L.P., FiveW DiscoverOrg LLC and D. Randall Winn (the “22C Selling Stockholders”); and (z) Perkins Coie LLP, counsel for DO Holdings (WA), LLC, in each case, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
(g)The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, from KPMG LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cutoff date” not earlier than the date hereof.
(h)The “lock-up” agreements, each substantially in the form of Exhibit A hereto (with any modifications or waivers as you shall have previously agreed to), executed by each of the parties listed on Schedule IV hereto shall be in full force and effect.
(i)The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, signed by the chief financial officer of the Company, containing statements and information with respect to certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)The Shares to be delivered on the Closing Date shall have been approved for listing on the NASDAQ Global Select Market (the “Exchange”), subject to official notice of issuance.
(k)The Underwriters shall have received such other documents as you may reasonably request, including with respect to the good standing of each ZoomInfo Party and Selling Stockholder, the due authorization and issuance of the Shares and other matters related to the issuance and sale of the Shares.
With respect to Sections 6(d), 6(e) and 6(f) hereof, Simpson Thacher & Bartlett LLP, Latham & Watkins LLP, Goodwin Procter LLP, Debevoise & Plimpton LLP and Sidley Austin LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.
The opinions of Simpson Thacher & Bartlett LLP described in Section 6(d) hereof shall be rendered to the Underwriters at the request of the ZoomInfo Parties and shall so state therein. The opinions of Goodwin Procter LLP, Debevoise & Plimpton LLP and Sidley Austin LLP described in Section 6(f) hereof shall be rendered to the Underwriters at the request of the applicable Selling Stockholder and shall so state therein.
7.Covenants of the ZoomInfo Parties. Each ZoomInfo Party, jointly and severally, covenants with each Underwriter as follows:
(a)To furnish to you, without charge, ten conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) hereof, as many copies of the Time of Sale Prospectus, the Prospectus, any free writing prospectus and any supplements and amendments thereto or to the Registration Statement and all documents incorporated by reference therein as you may reasonably request.
(b)Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(c)To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by or referred to by any ZoomInfo Party and not to use or refer to any proposed free writing prospectus to which you reasonably object.
(d)Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(e)If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(f)If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
(g)To advise the Representatives promptly after it receives notice or becomes aware thereof: when the Registration Statement has become effective; when any amendment to the Registration Statement has been filed or becomes effective; when any supplement to the Base Prospectus, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, including, but not limited to, any request for information concerning any Testing-the-Waters Communication (and to comply with all such requests to the reasonable satisfaction of the Representatives); of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, any of the Time of Sale Prospectus, the Prospectus, any free writing prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; of the occurrence of any event or development within the period mentioned in Section 7(e) or 7(f) hereof as a result of which the Prospectus, any of the Time of Sale Prospectus, any free writing prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Prospectus, any such free writing prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Base Prospectus, any preliminary prospectus, any of the Time of Sale Prospectus, the Prospectus, any free writing prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(h)To use its reasonable best efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that in no event shall the Company be obligated to (i) qualify as a foreign corporation or other entity in any such jurisdiction where it would not otherwise be required to so qualify, (ii) execute or file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(i)To make generally available (which may be satisfied by filing with the Commission on its Electronic Data Gathering Analysis and Retrieval System) to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(j)Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid, all expenses incident to the performance of its and the Selling Stockholders’ obligations under this Agreement, including: the fees, disbursements and expenses of the ZoomInfo Parties’ and the Selling Stockholders’ counsel and the ZoomInfo Parties’ accountants in connection with the authorization, issuance, sale, preparation and delivery of the Shares under the Securities Act, and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by or referred to by any ZoomInfo Party, any Written Testing-the-Waters Communications and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities specified above; all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including, subject to the penultimate sentence of this paragraph, any taxes payable thereon; the reasonable and documented cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(h) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum; all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided, that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to clauses (iii) and (iv) shall not exceed $30,000); all costs and expenses incident to listing the Shares on the Exchange; the cost of printing certificates representing the Shares; the costs and charges of any transfer agent, registrar or depositary; the costs and expenses of the ZoomInfo Parties relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics and fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company (but, for the avoidance of doubt, excluding travel (including aircraft and other means of transportation), travel and lodging expenses of the representatives and officers of the Company, and the Underwriters or any of their employees incurred by them which shall be paid in full by the Underwriters); the document production charges and expenses associated with printing this Agreement; and all other costs and expenses incident to the performance of the obligations of the ZoomInfo Parties hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 hereof and the last paragraph of Section 12 hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make and all travel (including aircraft and other means of transportation) and lodging expenses of the representatives and officers of the Company, the Underwriters or any of their employees incurred by them in connection with participating in investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares. Each Selling Stockholder further agrees with the Underwriters to pay (directly or by reimbursement) any stock transfer taxes, stamp duties and other similar taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. The provisions of this Section shall not supersede or otherwise affect any agreement, including the Registration Rights Agreement, dated June 8, 2020, among the Company, the TA Selling Stockholders, the Carlyle Selling Stockholder, the 22C Selling Stockholders, DO Holdings (WA), LLC and the other parties party thereto, that the ZoomInfo Parties and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.
(k)To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined below).
(l)If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, to promptly notify the Representatives and to promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
(m)To deliver to each Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers with respect to the Company, together with copies of identifying documentation, and to undertake to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification Regarding Beneficial Owners of Legal Entity Customers.
(n)Not to, without the prior written consent of the Representatives on behalf of the Underwriters, during the period ending 30 days after the date of the Prospectus (the “Restricted Period”),  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock, including, for the avoidance of doubt, any shares of Class B Common Stock, shares of Class C Common Stock, HoldCo Units, OpCo Units or Class P units of ZoomInfo OpCo (such shares of Class A Common Stock or other securities, collectively, the “Securities”),  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Securities, in cash or otherwise, or publicly file any registration statement with the Commission relating to the offering of any Securities, or, in each case of clause (i), (ii) and (iii), publicly disclose an intention to do so. The restrictions contained in the preceding paragraph shall not apply to: the securities issued, transferred, redeemed or exchanged in connection with the Exchange Transactions on or prior to the Closing Date; the issuance of shares of Class A Common Stock, HoldCo Units or OpCo Units upon the exercise of an option or warrant or the conversion of a Security or upon the vesting of equity-based awards (in each case, including net exercise, conversion or settlement and in respect of tax withholding payments due upon the exercise of options or the vesting of equity-based awards) outstanding on or prior to the Closing Date as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; the filing by the Company with the Commission of a registration statement relating to the Company’s employee benefit plans in effect on or prior to the Closing Date and disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus; the

issuance by the Company of any Securities pursuant to any incentive plan or stock ownership plan in effect on or prior to the Closing Date hereof and described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; the issuance of shares of Class A Common Stock (including the Shares) in exchange for shares of Class C Common Stock, HoldCo Units, OpCo Units, long-term incentive plan units in ZoomInfo OpCo, vested Class P units in ZoomInfo OpCo, vested common units in HSKB Funds, LLC (“HSKB”), vested phantom units in HSKB or vested common units in HSKB Funds II, LLC (“HSKB II”) in accordance with the Amended and Restated Charter, the ZoomInfo HoldCo LLC Agreement, the ZoomInfo OpCo LLC Agreement, the limited liability company agreement of HSKB or the limited liability company agreement of HSKB II, in each case, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus that is in effect on or prior to the Closing Date; (x) the issuance of shares of Class A Common Stock in connection with the acquisition by the Company or any of its Subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition or (y) the issuance of shares of Class A Common Stock or equity-based awards or options to purchase shares of Class A Common Stock, in each case, in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of clauses (x) and (y), the aggregate number of shares of Class A Common Stock, equity-based awards or options issued in connection with, or issuable pursuant to the exercise of any options issued in connection with, all such acquisitions and other transactions does not exceed 5% of the aggregate number of shares of Class A Common Stock (assuming all outstanding LLC Units, HoldCo Units and shares of Class C Common Stock are exchanged for, or converted into, in each case, newly issued shares of Class A Common Stock on a one-to-one basis) outstanding immediately following the offering of the Shares pursuant to this Agreement, and the recipient of the shares of Class A Common Stock agrees in writing to be bound by the same terms described in the lock-up agreements referred to in Section 6(h) hereof; or facilitating the establishment or amendment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock; provided that (a) such plan does not provide for the transfer of Class A Common Stock during the Restricted Period and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Common Stock may be made under such plan during the Restricted Period.
(o)To not, and not permit any of its Subsidiaries or controlled affiliates to, take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Class A Common Stock.

(p)To file with the Commission such reports as may be required by Rule 463 under the Securities Act.
(q)To take all actions reasonably necessary to effectuate the Exchange Transactions.
8.Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, covenants with each Underwriter as follows:
(a)To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Class A Common Stock.
(b)To deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service Form W-9 or W-8, as appropriate.
(c)To deliver to each Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers with respect to such Selling Stockholder, together with copies of identifying documentation, and undertake to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification Regarding Beneficial Owners of Legal Entity Customers.
(d)Not to, directly or, knowingly, indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(i)    for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(ii)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(e)To take all actions reasonably necessary to effectuate the Exchange Transactions.
9.Covenants of the Underwriters. Each Underwriter severally, and not jointly, covenants with the ZoomInfo Parties and the Selling Stockholders not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10.Indemnity and Contribution. The ZoomInfo Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers and employees, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Base Prospectus, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any ZoomInfo Party information that any ZoomInfo Party has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act, the Prospectus or any amendment or supplement thereto or any Written Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by or on behalf of any such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below or (ii) the Selling Stockholder Information.
(b)Each of the Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its directors, officers and employees, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act to the same extent as the foregoing indemnity from the ZoomInfo Parties to the Underwriters set forth in paragraph (a) above, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of any such Selling Stockholder expressly for use in the Registration Statement, the Base Prospectus, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act, the Prospectus or any amendment or supplement thereto or any Written Testing-the-Waters Communication, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of such Selling Stockholder’s Selling Stockholder Information. The aggregate liability of each Selling Stockholder under the indemnification agreement contained in this paragraph and the contribution agreement contained in this Section 10 shall be limited to an amount equal to the aggregate net proceeds (after deducting underwriting commissions and discounts, but before deducting expenses) applicable to the Shares sold by such Selling Stockholder pursuant to this Agreement (the “Selling Stockholder Proceeds”).
(c)Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the ZoomInfo Parties, the Selling Stockholders, the Company’s directors, the Company’s officers who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the ZoomInfo Parties to such Underwriter set forth in paragraph (a) above, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of any such Underwriter through you expressly for use in the Registration Statement, the Base Prospectus, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act, the Prospectus or any amendment or supplement thereto or any Written Testing-the-Waters Communication, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Registration Statement, the Time of Sale Prospectus and the Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the first and second sentences of the third paragraph under the caption “Underwriting” and (ii) the information contained in the seventh and thirteenth paragraphs under the caption “Underwriting” relating to distributions, price stabilization, short positions and penalty bids.
(d)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified person, be counsel to the indemnifying person) to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding; provided that the failure to notify the indemnifying person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided, further, that the failure to notify the indemnifying person shall not relieve it from any liability that it may have to an indemnified person otherwise than under the preceding paragraphs of this Section 10. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (together with one local counsel in each jurisdiction) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 10(a) or 10(b) hereof, by the Company, in the case the ZoomInfo Parties, the Company’s directors, the Company’s officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and by the Selling Stockholders, in the case of the Selling Stockholders and each person, if any, who controls any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statements to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party.
(e)To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to subsection (d) above, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, from the offering of the Shares or if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by a ZoomInfo Party, a Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The aggregate liability of each Selling Stockholder under the contribution agreement contained in this paragraph and the indemnification agreement contained in this Section 10 shall be limited to such Selling Stockholder’s Selling Stockholder Proceeds.
(f)The ZoomInfo Parties, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 was determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such

Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The aggregate liability of each Selling Stockholder under the indemnification and contribution agreements contained in this Section 10 shall be limited to such Selling Stockholder’s Selling Stockholder Proceeds.
(g)The indemnity and contribution provisions contained in this Section 10, the agreements regarding expense reimbursement and the representations, warranties and other statements made by or on behalf of any ZoomInfo Party or any Selling Stockholder contained in this Agreement or any certificate delivered pursuant hereto shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of any Underwriter or its director, officers or employees, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of the any ZoomInfo Party, the Company’s officers or directors or any person controlling the Company, or by or on behalf of any Selling Stockholder or any person controlling any Selling Stockholder and acceptance of and payment for any of the Shares.
11.Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the Exchange or the New York Stock Exchange, trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (e), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus or the Prospectus.
12.Effectiveness; Defaulting Underwriters.
(a)This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
(b)If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company or the Selling Stockholders may postpone the Closing Date for up to seven days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Underwriters or counsel for any of the Selling Stockholders may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule II hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.
(c)If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (b) above, the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule II hereto bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date for which arrangements have not been made; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (b) above, the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, any ZoomInfo Party or any Selling Stockholder, except that the Company will continue to be liable for the payment of expenses as set forth in paragraph (d) below and Section 7(j) hereof and except that the provisions of Section 10 hereof shall not terminate and shall remain in effect. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
(d)If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any ZoomInfo Party or any Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement required to be complied with or fulfilled by the ZoomInfo Parties or the Selling Stockholders, or if for any reason any ZoomInfo Party or any Selling Stockholder shall be unable to perform its obligations under this Agreement (other than, with respect to a defaulting Underwriter, by reason of a default by such Underwriter or the occurrence of any of the events described in clauses (a), (c), (d) or (e) of Section 11), the ZoomInfo Parties will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable and documented fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
13.Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the ZoomInfo Parties and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus, any Written Testing-the-Waters Communication, the conduct of the offering and the purchase and sale of the Shares.
(b)Each ZoomInfo Party and each Selling Stockholder acknowledges that, in connection with the offering of the Shares: the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, any ZoomInfo Party, any Selling Stockholder or any other person; the Underwriters owe the ZoomInfo Parties and the Selling Stockholders only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any; none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person; and (iv) the Underwriters may have interests that differ from those of the ZoomInfo Parties and/or the Selling Stockholders. Each ZoomInfo Party and each Selling Stockholder waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c)Each Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such recommendation.
(d)This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 10 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
14.Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 14:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
15.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the ZoomInfo Parties and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
16.Counterparts. This Agreement may be signed in two or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
17.Applicable Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York.
(b)    Each party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each party agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon each party and may be enforced in any court to the jurisdiction of which any party is subject by a suit upon such judgment.
(c)    Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

18.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
19.Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you (i) in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to a ZoomInfo Party shall be delivered, mailed or sent to ZoomInfo Technologies Inc., 805 Broadway Street, Suite 900, Vancouver, Washington 98660, Attention: General Counsel; if to the TA Selling Stockholders shall be delivered, mailed or sent to TA Associates Management L.P., 64 Willow Place, Suite 100, Menlo Park, CA 94025, Attention: Todd Crockett and Jason Mironov, with a copy (which shall not constitute notice) to Goodwin Procter LLP, Three Embarcadero Center, 24th Floor, San Francisco, CA 94111, Attention: Brian McPeake; if to the Carlyle Selling Stockholder shall be delivered, mailed or sent to c/o The Carlyle Group, 2710 Sand Hill Road, 1st Floor, Menlo Park, CA 94025, Attention: Patrick McCarter, with a copy (which shall not constitute notice) to Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022, Attention: Paul M. Rodel; if to the 22C Selling Stockholders shall be delivered, mailed or sent to 22C Capital LLC, 7900 Glades Road, Suite 540, Boca Raton, Florida 33434, Attention: D. Randall Winn and Eric Edell, with a copy (which shall not constitute notice) to Sidley Austin LLP, One South Dearborn, Chicago, IL 60603, Attention: Chris Abbinante, Michael Heinz and Ian Helmuth, email: cabbinante@sidley.com; and if to DO Holdings (WA), LLC shall be delivered, mailed or sent to DO Holdings (WA), LLC, 805 Broadway Street, Suite 900, Vancouver, Washington 98660, Attn: Henry Schuck.
[Signature Pages Follow]

Very truly yours, ZOOMINFO TECHNOLOGIES INC.
By:	/s/ Anthony Stark
Name: Anthony Stark
Title: General Counsel and Corporate Secretary

ZOOMINFO INTERMEDIATE HOLDINGS LLC
By:	/s/ Anthony Stark
Name: Anthony Stark
Title: General Counsel and Corporate Secretary

ZOOMINFO HOLDINGS LLC
By:	/s/ Anthony Stark
Name: Anthony Stark
Title: General Counsel and Corporate Secretary

[Signature Page to Underwriting Agreement]

TA XI DO AIV, L.P. By: TA Associates XI GP, L.P., its general partner By: TA Associates, L.P., its general partner By: TA Associates US Holding Corp., its general partner
By:	/s/ Gregory M. Wallace
Name: Gregory M. Wallace
Title: Chief Financial Officer, Funds

TA SDF III DO AIV, L.P. By: TA Associates SDF III GP, L.P., its general partner By: TA Associates, L.P., its general partner By: TA Associates US Holding Corp., its general partner
By:	/s/ Gregory M. Wallace
Name: Gregory M. Wallace
Title: Chief Financial Officer, Funds

[Signature Page to Underwriting Agreement]

TA ATLANTIC AND PACIFIC VII-A, L.P. By: TA Associates AP VII GP L.P., its general partner By: TA Associates, L.P., its general partner By: TA Associates US Holding Corp., its general partner
By:	/s/ Gregory M. Wallace
Name: Gregory M. Wallace
Title: Chief Financial Officer, Funds
TA INVESTORS IV, L.P. By: TA Associates, L.P., its general partner By: TA Associates US Holding Corp., its general partner
By:	/s/ Gregory M. Wallace
Name: Gregory M. Wallace
Title: Chief Financial Officer, Funds

[Signature Page to Underwriting Agreement]

TA XI DO FEEDER, L.P. By: TA Associates XI GP, L.P., its general partner By: TA Associates, L.P., its general partner By: TA Associates US Holding Corp., its general partner
By:	/s/ Gregory M. Wallace
Name: Gregory M. Wallace
Title: Chief Financial Officer, Funds

TA SDF III DO FEEDER, L.P. By: TA Associates SDF III GP, L.P., its general partner By: TA Associates, L.P., its general partner By: TA Associates US Holding Corp., its general partner
By:	/s/ Gregory M. Wallace
Name: Gregory M. Wallace
Title: Chief Financial Officer, Funds

[Signature Page to Underwriting Agreement]

TA ATLANTIC AND PACIFIC VII-B, L.P. By: TA Associates AP VII GP, L.P., its general partner By: TA Associates, L.P., its general partner By: TA Associates US Holding Corp., its general partner
By:	/s/ Gregory M. Wallace
Name: Gregory M. Wallace
Title: Chief Financial Officer, Funds

TA SDF III DO AIV II, L.P. By: TA Associates SDF III GP, L.P., its general partner By: TA Associates US Holding Corp., its general partner
By:	/s/ Gregory M. Wallace
Name: Gregory M. Wallace
Title: Chief Financial Officer, Funds

[Signature Page to Underwriting Agreement]

TA AP VII-B DO SUBSIDIARY PARTNERSHIP, L.P. By: TA Associates AP VII GP, L.P., its general partner By: TA Associates US Holding Corp., its general partner
By:	/s/ Gregory M. Wallace
Name: Gregory M. Wallace
Title: Chief Financial Officer, Funds

TA XI DO AIV II, L.P. By: TA Associates XI GP, L.P., its general partner By: TA Associates US Holding Corp., its general partner
By:	/s/ Gregory M. Wallace
Name: Gregory M. Wallace
Title: Chief Financial Officer, Funds

[Signature Page to Underwriting Agreement]

CARLYLE PARTNERS VI DASH HOLDINGS, L.P. By: TC Group VI, L.P., its general partner By: TC Group VI, L.L.C., its general partner
By:	/s/ Patrick McCarter
Name: Patrick McCarter
Title: Authorized Person

[Signature Page to Underwriting Agreement]

22C CAPITAL I-A, L.P. By: 22C Capital GP I, L.L.C., its general partner By: 22C Capital GP I MM LLC, its managing member
By:	/s/ D. Randall Winn
Name: D. Randall Winn
Title: Authorized Signatory

By:	/s/ Eric Edell
Name: Eric Edell
Title: Authorized Signatory

22C MAGELLAN HOLDINGS LLC
By:	/s/ D. Randall Winn
Name: D. Randall Winn
Title: Authorized Signatory

By:	/s/ Eric Edell
Name: Eric Edell
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

22C DISCOVERORG MM LLC
By:	/s/ D. Randall Winn
Name: D. Randall Winn
Title: Authorized Signatory

By:	/s/ Eric Edell
Name: Eric Edell
Title: Authorized Signatory

FIVEW DISCOVERORG LLC By: Five W Capital LLC, its managing member
By:	/s/ D. Randall Winn
Name: D. Randall Winn
Title: Managing Member

D. RANDALL WINN
/s/ D. Randall Winn

[Signature Page to Underwriting Agreement]

DO HOLDINGS (WA), LLC
By:	/s/ Henry Schuck
Name: Henry Schuck
Title: Chief Executive Officer

Accepted as of the date hereof.

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Lauren Cummings
Name: Lauren Cummings
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Selling Stockholder	Number of Shares to Be Sold
Carlyle Partners VI Dash Holdings, L.P.	9,236,692
TA XI DO AIV, L.P.	5,169,272
TA SDF III DO AIV, L.P.	133,447
TA Atlantic and Pacific VII-A, L.P.	892,729
TA Investors IV, L.P.	191,984
TA SDF III DO AIV II, L.P.	6,375
TA XI DO AIV II, L.P.	338,043
TA AP VII-B DO Subsidiary Partnership, L.P.	303,282
TA SDF III DO Feeder, L.P.	25,499
TA XI DO Feeder, L.P.	1,352,173
TA Atlantic & Pacific VII-B, L.P.	1,213,130
22C Magellan Holdings LLC	1,322,815
22C Capital I-A, L.P.	43,388
22C DiscoverOrg MM LLC	303,276
FiveW DiscoverOrg LLC	414,476
DO Holdings (WA), LLC	5,920,821
D. Randall Winn	132,598
Total:	27,000,000

I-1

SCHEDULE II

Underwriter	Number of Shares to Be Purchased
Morgan Stanley & Co. LLC	27,000,000
Total:	27,000,000

II-1

SCHEDULE III
Time of Sale Prospectus
1.    Preliminary Prospectus, issued August 3, 2021.
2.    Press release issued by the Company and filed as a free writing prospectus on August 3, 2021 announcing the launch of the offering.
3.    Press release issued by the Company and filed as a free writing prospectus on August 3, 2021 announcing the upsize of the offering.
4.    27,000,000 Shares
    $55.25 per share

III-1

SCHEDULE IV
Lock-Up Parties
TA AP VII-B DO Subsidiary Partnership, L.P.
TA Atlantic and Pacific VII-A, L.P.
TA Atlantic and Pacific VII-B, L.P.
TA Investors IV, L.P.
TA SDF III DO AIV, L.P.
TA SDF III DO AIV II, L.P.
TA SDF III DO Feeder, L.P.
TA XI DO AIV, L.P.
TA XI DO AIV II, L.P.
TA XI DO Feeder, L.P.
Carlyle Partners VI Dash Holdings, L.P.
Carlyle Partners VI Evergreen Holdings, L.P.
CP VI Evergreen Holdings, L.P.
22C Capital I-A, L.P.
22C Magellan Holdings, LLC
22C DiscoverOrg MM LLC
DO Holdings (WA), LLC
FiveW DiscoverOrg LLC
Henry Schuck
Kirk Brown
Todd Crockett
Mitesh Dhruv
Keith Enright
Ashley Evans
Mark Mader
Patrick McCarter
Jason Mironov
D. Randall Winn
Cameron Hyzer

IV-1

EXHIBIT A
[FORM OF] LOCK-UP AGREEMENT
_____________, 2021
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
The undersigned understands that Morgan Stanley & Co. LLC (the “Representative”) proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with ZoomInfo Technologies Inc., a Delaware corporation (the “Company”), ZoomInfo Intermediate Holdings LLC, a Delaware limited liability company (“ZoomInfo HoldCo”), ZoomInfo Holdings LLC, a Delaware limited liability company (“ZoomInfo OpCo”), and the selling stockholders named in Schedule I to the Underwriting Agreement providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representative (the “Underwriters”), of 10,000,000 shares (the “Shares”) of the Class A common stock of the Company, par value $0.01 per share (the “Class A Common Stock”). The undersigned further understands that the Company is authorized to issue, in addition to the Class A Common Stock, shares of its Class B common stock, par value $0.01 per share (the “Class B Common Stock”), and shares of its Class C common stock, par value $0.01 per share (the “Class C Common Stock” and, together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any securities so owned convertible into or exercisable or exchangeable for Class A Common Stock, including, for the avoidance of doubt, any shares of Class B Common Stock, shares of Class C Common Stock, HoldCo Units, OpCo Units or Class P units of ZoomInfo OpCo (such shares of Class A Common Stock or other securities, collectively, the “Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.
The foregoing restrictions shall not apply to:
(a)sales of Class A Common Stock by the undersigned to the Underwriters pursuant to the Underwriting Agreement;
(b)transactions relating to shares of Class A Common Stock acquired in open-market transactions after the completion of the Public Offering (provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of shares of Class A Common Stock acquired in such open-market transactions);
(c)transfers of the undersigned’s Securities (i) as a bona fide gift or for bona fide estate planning purposes, (ii) pursuant to a bona fide third-party tender offer, merger, consolidation or similar transaction made to all holders of Class A Common Stock involving a change of control of the Company (provided that if such transaction is not consummated, the undersigned’s Securities shall remain subject to the restrictions set forth herein) (for purposes of this clause (c), “change of control” means any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act) or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company) or (iii) if the undersigned is a corporation, limited liability company, partnership or other entity, as part of a disposition, transfer or distribution by the undersigned to any Subsidiary, affiliate or investment fund or other entity controlled or managed by, or under common control or management with, the undersigned or to direct or indirect stockholders, members, current or former partners (general or limited), beneficiaries or other equityholders, or to the estates of any such stockholders, partners, beneficiaries or other equityholders of the undersigned or any of their respective affiliates (provided that (x) each donee, transferee or distributee shall sign and deliver a lock-up agreement substantially in the form of this letter agreement (this “Lock-Up Agreement”) and (y) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Securities shall be required or shall be voluntarily made during the Restricted Period);
(d)(i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”) for the transfer of shares of Class A Common Stock (provided that (i) such plan does not provide for the transfer of Class A Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made during the Restricted Period by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Common Stock may be made under such plan during the Restricted Period) or (ii) any transaction effectuated pursuant to a Rule 10b5-1 Plan that has been entered into by the undersigned, and only shares scheduled for sale thereunder, prior to the date of this Lock-Up Agreement (provided that (i) the existence of such Rule 10b5-1 Trading Plan were communicated to the Representative prior to the execution of this Lock-Up Agreement, (ii) such Rule 10b5-1 Trading Plan will not be amended or otherwise modified to increase shares scheduled for sale thereunder during the Restricted Period and (iii) any filing under Section 16(a) of the Exchange Act specifies that the sale was made pursuant to such Rule 10b5-1 Trading Plan);
(e)the exchange or redemption of any (x) shares of Class C Common Stock or (y) HoldCo Units, OpCo Units, vested Class P units in ZoomInfo OpCo, vested common units in HSKB, vested phantom units in HSKB or vested common units in HSKB II with a corresponding number of shares of Class B Common Stock (or securities convertible into or exercisable or exchangeable for Class C Common Stock, HoldCo Units or OpCo Units) for shares of Class A Common Stock (or securities convertible into or exercisable or exchangeable for Class A Common Stock) (provided that (i) such shares of Class A Common Stock and other securities remain subject to the terms of this Lock-Up Agreement and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the exchange or redemption, such announcement or filing shall include a statement to the effect that such exchange occurred pursuant to the Amended and Restated Charter, the ZoomInfo HoldCo LLC Agreement or the ZoomInfo OpCo LLC Agreement, in each case, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus that is in effect on or prior to the Closing Date, and no transfer of the shares of Class A Common Stock or other securities received upon exchange may be made during the Restricted Period other than pursuant to clause (c) above);
(f)the transfer of shares of Class A Common Stock to the Company pursuant to the “cashless” exercise at expiration of options granted pursuant to any employee equity incentive plan of the Company outstanding on or prior to the

Closing Date and referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each, an “Incentive Plan”) (provided that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made during the Restricted Period by or on behalf of the undersigned or the Company regarding the same, such announcement or filing shall include a statement to the effect that such transactions relate to such “cashless” exercise of options); or
(g)transfers of shares of Class A Common Stock to the Company in respect of tax withholding payments due upon the exercise at expiration of options or the vesting of equity-based awards pursuant to any Incentive Plan, in each case made on a “cashless” basis (provided that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made during the Restricted Period by or on behalf of the undersigned or the Company regarding the same, such announcement or filing shall include a statement to the effect that transactions relate to such tax withholding payments).
[In addition, the Representative agrees that should a discretionary release or waiver be granted to any officer or director of the Company, or any holder of 1% or more of the shares of Class A Common Stock immediately prior to the Public Offering (calculated on an as-converted, fully diluted basis and as of the close of business on the date of the Prospectus), other than the undersigned, then the undersigned will be released from the restrictions set forth in this Lock-Up Agreement subject to the same terms and conditions as the releasee and as to the same percentage of shares of Class A Common Stock (or securities convertible into or exercisable or exchangeable for Class A Common Stock) held by the undersigned as is held by the releasee (calculated on an as-converted basis, fully diluted basis as of the close of business on the date of the Prospectus). The Representative shall provide at least three business days’ written notice to the Chief Financial Officer of the Company prior to the effective date of any such release or waiver under this Lock-Up Agreement (the effective date of such release or waiver, the “Release Date”), stating the percentage of shares of Class A Common Stock held by such person or entity to be released; provided that the failure to provide such notice shall not give rise to any claim or liability against the Representative. The Company shall, within four business days thereafter, send written notice to the undersigned stating the same percentage of shares of Class A Common Stock (or securities convertible into or exercisable or exchangeable for Class A Common Stock) held by the undersigned as is held by the releasee on an as-converted basis shall be released from the restrictions set forth herein on the Release Date. The foregoing shall not apply to any release or waiver granted (a) solely to permit a transfer not for consideration, (b) by the Representative in its sole judgment that a record or beneficial owner of any securities should be granted an early release from a lock-up agreement due to circumstances of an emergency or hardship, (c) in connection with a registration statement filed with the Commission (provided that the undersigned has been given an opportunity to participate with other selling stockholders in such public offering on a pro rata basis, and in the event the underwriters of such offering make the determination to cut back the number of securities to be sold by stockholders in such offering, such cut back shall be applied to the undersigned pro rata with other holders proposing to sell securities in such offering) or (d) with respect to shares of Class A Common Stock (or securities convertible into or exercisable or exchangeable for Class A Common Stock) with a value of $1,000,000 or less, whether in one or multiple releases. For the avoidance of doubt, this paragraph shall not apply to any waiver or release of lock-up provisions with the Company or the Representative to the extent that the transfer permitted by such waiver or release would be permitted under this Lock-Up Agreement.]1
Notwithstanding anything to the contrary in this Lock-Up Agreement, the restrictions set forth in this Lock-Up Agreement shall not apply to the exercise of any right with respect to a registration of any Securities; provided that no transfer of the undersigned’s Securities proposed to be registered pursuant to the exercise of such rights under this paragraph shall occur, and no registration statement shall be publicly filed or announced, during the Restricted Period. In addition, the undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities except in compliance with the foregoing restrictions.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
This Lock-Up Agreement shall automatically terminate, and the undersigned shall be automatically released from all of the undersigned’s obligations hereunder, upon the earliest to occur, if any, of (1) the date that the Company advises the Representative, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (2) if the Underwriting Agreement is executed but terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the shares of Class A Common Stock to be sold thereunder, the date that the Underwriting Agreement is terminated, (3) the date that the Company withdraws the registration statement related to the Public Offering before the execution of the Underwriting Agreement and (4) August 31, 2021, in the event the Underwriting Agreement has not been executed by that date.
1 NTD: To be included in Sponsor lock-ups.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.
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Very truly yours,

(Name)

(Address)

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